UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Prime Clerk LLC, P.O. Box 329003, Brooklyn, New York (mailing address for purposes of bankruptcy proceedings)	11232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 384-4450

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada L5N 0E4

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) In connection with Aralez Pharmaceuticals Inc.’s (the “Company’s”) winding down of its operations in connection with its bankruptcy proceedings, the employment by Company of the following individuals was or will be ceased, effective as of the dates noted below:

•                  Adrian Adams, Chief Executive Officer (January 31, 2019)

•                  Andrew Koven, President and Chief Business Officer (January 31, 2019)

•                  Jennifer Armstrong, Executive Vice President, Human Resources and Administration (January 31, 2019)

•                  Michael Kaseta, Chief Financial Officer (January 18, 2019)

Mr. Adams will continue as a member of the Board of Directors of the Company.

(c)

Effective as of January 18, 2019, Sanjay Subramanian, 43, the Company’s current Treasurer, will assume the role of Chief Financial Officer. Prior to joining the company, Mr. Subramanian was the Director of Treasury at Bausch Health Companies. Mr. Subramanian started his finance career at General Motors Co. where he held various positions before leaving as the Treasurer of GM Korea.

Effective as of January 31, 2019, Christopher Freeland, 40, the Company’s current General Counsel, will also assume the role of Chief Operating Officer. Prior to being appointed as the Company’s General Counsel, Mr. Freeland was the Company’s Associate General Counsel. Prior to joining the Company, Mr. Freeland was an Associate General Counsel at American International Group. Mr. Freeland started his legal career as a corporate associate at Willkie Farr & Gallagher LLP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2019	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Christopher Freeland
Christopher Freeland
General Counsel

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